Exhibit 99

PRESS RELEASE

Dataram Contact

Mark Maddocks

Vice President-Finance, CFO

609-799-0071

info@dataram.com

DATARAM REPORTS FISCAL 2012 FIRST QUARTER FINANCIAL RESULTS

PRINCETON, N.J. September 14, 2011 — Dataram Corporation (NASDAQ: DRAM) today reported its financial results for its fiscal first quarter ended July 31, 2011. Revenues for the first quarter were $10.3 million, which compares to $12.7 million for the comparable prior year period. The Company’s net loss for the first quarter totaled $854,000, or $0.08 per share which compares to net loss of $1,239,000, or $0.14 per share for the comparable prior year period.

John H. Freeman, Dataram’s president and CEO commented, “Memory pricing declined by approximately 15% in the first quarter of the current fiscal year from the prior sequential quarter, which impacted our revenues. Our gross margins remained strong, averaging approximately 28% and contributed to our memory solutions business operating profitably in the fiscal first quarter. The implementation of our manufacturing facilities consolidation coupled with other cost containment initiatives is having a positive effect on our memory business, which is increasingly cash profitable.”

Mr. Freeman continued, “In the first quarter, we continued to invest in XcelaSAN development, quality assurance and testing. Our development team has successfully designed and developed new functions and capabilities over the past fifteen months. These functions are part of a robust multi-year roadmap which will insure XcelaSAN a place in the storage hierarchy. Our recent development of enhancements and functions position us well for the next twelve months and we anticipate a declining requirement for development infrastructure over the next few quarters. We are presently taking actions to reduce our infrastructure costs by approximately $650,000 per quarter. The product is currently installed and being evaluated for purchase at selected customer sites. These tests continue to affirm that XcelaSAN provides significant performance improvements over traditional solutions at dramatically less cost.

On May 17, 2011, the Company and certain investors closed a securities purchase agreement pursuant to which the Company agreed to sell an aggregate of 1,775,000 shares of its common stock and warrants to purchase a total of 1,331,250 shares of its common stock to such investors. The aggregate net proceeds of such offering and sale, after deducting fees to the Placement Agent and other estimated offering expenses payable by the Company, was approximately $3.0 million.

Mr. Freeman concluded, “Our memory solutions business is profitable and generating positive cash flow. In the first quarter we secured the financing, which coupled with the expense containment actions, we believe necessary to sustain the Company through the period of the XcelaSAN product launch.”

ABOUT DATARAM CORPORATION

Founded in 1967, Dataram is a worldwide leader in the manufacture of high-quality computer memory, storage and software products. Our products and services deliver IT infrastructure optimization, dramatically increase application performance and deliver substantial cost savings. Dataram solutions are deployed in 70 Fortune 100 companies and in mission-critical government and defense applications around the world. For more information about Dataram, visit www.dataram.com

The information provided in this press release may include forward-looking statements relating to future events, such as the development of new products, pricing and availability of raw materials or the future financial performance of the Company. Actual results may differ from such projections and are subject to certain risks including, without limitation, risks arising from: changes in the price of memory chips, changes in the demand for memory systems, increased competition in the memory systems industry, order cancellations, delays in developing and commercializing new products and other factors described in the Company’s most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission, which can be reviewed at http://www.sec.gov.

Financial Tables Follow

DATARAM CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

                                              First Quarter Ended

                                              ___________________

                                                     July 31,

                                                     ________

                                          2011                  2010

Revenues                                  $  10,270             $  12,744

Costs and expenses:

  Cost of sales                               7,375                 9,621

  Engineering and development                   169                   261

  Research and development                        0                   871

  Selling, general and administrative         3,277                 2,855

  Stock-based compensation expense*             148                   158

  Intangible asset amortization expense*         41                   107

                                          _________             _________

                                             11,010                13,873

                                          _________             _________

Loss from operations                           (740)               (1,129)

Other income (expense)                         (114)                 (110)

                                          _________             _________

Loss before income taxes                       (854)               (1,239)

Income tax benefit                                0                     0

                                          _________             _________

Net loss                                  $    (854)            $  (1,239)

                                          =========             =========

Net loss per share:

  Basic                                   $   (0.08)            $   (0.14)

                                          =========             =========

  Diluted                                 $   (0.08)            $   (0.14)

                                          =========             =========

Weighted average number of shares

outstanding:

  Basic                                      10,395                 8,918

                                          =========             =========

  Diluted                                    10,395                 8,918

                                          =========             =========

*Items are recorded as a component of operating costs and expenses in the Company’s financial statements filed with the Securities and Exchange Commission on form 10-Q.

DATARAM CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

                                           July 31, 2011      April 30, 2011

ASSETS

Current assets

  Cash and cash equivalents               $          747     $           345

  Accounts receivable, net                         3,838               4,630

  Inventories                                      5,333               5,462

  Other current assets                               162                 128

                                          __________________________________

    Total current assets                          10,080              10,565

Property and equipment, net                        1,030                 962

Other assets                                          97                 111

Intangible assets, net                             2,532               1,940

Goodwill                                           1,299               1,242

                                          __________________________________

Total assets                              $       15,038     $        14,820

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LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities

  Note payable-revolving credit line      $        1,025     $         2,154

  Accounts payable                                 1,935               2,945

  Accrued liabilities                                905                 840

  Due to related party                             1,500               1,500

                                          __________________________________

    Total current liabilities                      5,365               7,439

Stockholders’ equity                               9,673               7,381

Total liabilities and stockholders’

equity                                   $        15,038     $         14,820

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